EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF ALL OUTSTANDING
SENIOR FLOATING RATE NOTES DUE 2011 (CUSIP Nos. 31430Q AQ 0 and U31522 AG 7)
IN EXCHANGE FOR NEW
SENIOR FLOATING RATE NOTES DUE 2011 (CUSIP No. 31430Q AS 6)
REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED
OF
FELCOR LODGING LIMITED PARTNERSHIP

     Registered holders of outstanding Senior Floating Rate Notes due 2011 (CUSIP Nos. 31430Q AQ 0 and U31522 AG 7) (the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of Senior Floating Rate Notes due 2011 (CUSIP No. 31430Q AS 6) that are registered under the Securities Act of 1933, as amended (the “New Notes”), of FelCor Lodging Limited Partnership, a Delaware limited partnership (the “Company”), and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to SunTrust Bank (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or letter to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering Old Notes” in the Prospectus dated      , 2004 of FelCor Lodging Limited Partnership (the “Prospectus”).

     The mailing address, facsimile number and telephone number of the Exchange Agent are as follows:

By Registered or Certified
Mail, Hand Delivery or Overnight Delivery:

SunTrust Bank
Corporate Trust Department
25 Park Place, 24th Floor
Atlanta, GA 30303-2900
Attention: George T. Hogan
or
SunTrust Bank
c/o Computershare
Corporate Trust Department
Wall Street Plaza
88 Pine Street, 19th Floor
New York, New York 10005
Attention: Robert Neff

By Facsimile:
(404) 588-7335 (GA)
(212) 701-7648 (NY)

Confirm receipt by telephone:
(404) 588-7591 (GA)
(212) 701-7622 (NY)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE PROSPECTUS), SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentleman:

     The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF SECURITIES TENDERED

Senior Floating Rate Notes due 2011

Certificate
	number(s)	Aggregate Principal	Principal
Names and addresses of registered holder	of Old Notes	Amount Represented	Amount of
as it appears on the Old Notes (Please Print)	tendered	by Old Notes*/	Old Notes tendered

     If Old Notes will be delivered by book-entry transfer to The Depositary Trust Company, provide account number.

Account Number______________________

*/	Must be in denominations of $1,000 and any integral multiple thereof.

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ALL AUTHORITY HEREIN CONFERRED, OR AGREED TO BE CONFERRED, SHALL SURVIVE
THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF
THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL
REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

Signature(s) of Owner(s) or Authorized	Date Signatory

Area Code and Telephone Number:

     Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

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THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), hereby:

(a)	represents that the above named person(s) “own(s)” the Old Notes to be tendered within the meaning of Rule 14e-4 under the Exchange Act;

(b)	represents that such tender of Old Notes complies with Rule 14e-4 under the Exchange Act; and

(c)	guarantees that delivery to the Exchange Agent of certificates for the Old Notes to be tendered, in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) letter of transmittal with any required signatures, or an Agent’s Message, in the case of a book-entry transfer, and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:

Date:

(Zip Code)

Area Code and Telephone Number:

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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